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                                                                    Exhibit 23.2

INDEPENDENT AUDITORS' CONSENT AND REPORT ON SCHEDULE

Republic Engineered Products LLC

We consent to the use in this Registration Statement of Republic Engineered Products LLC, Blue Steel Capital Corp., Blue Bar, L.P., and N&T Railway Company LLC on Form S-1 of our report dated March 28, 2002 (which report expresses an unqualified opinion and includes explanatory paragraphs relating to the uncertainties about the consequences of the bankruptcy proceedings and the ability to continue as a going concern) relating to the consolidated financial statements of Republic Technologies International Holdings, LLC and subsidiaries and the combined financial statements of their predecessor, appearing in the Prospectus, which is part of this Registration Statement, and to the reference to us under the headings "Selected Consolidated and Combined Financial Information" and "Experts" in such Prospectus.

Our audits of the financial statements referred to in our aforementioned report also included the financial statement schedule of Republic Technologies International, LLC, listed in Item 16(b). This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic consolidated/combined financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

/s/ Deloitte & Touche LLP

Cleveland, Ohio
October 15, 2002